Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 31st day of December 2003

AMONG:

RAYMOND LI, a business person with an address at 4425 Cecile, Pierrefonds, QC Canada H9K 1N1 ("Raymond")

SIMON AU, a business person with an address at 27 Kimberly Court, Richmond Hill, ON, Canada L4E 4C6 ("Simon")

PATRICK FUNG, 890 Mt. Pleasant Rd., Apt 1908, Toronto, ON, Canada M4P 2L4 ("Patrick")

(The "Vendors")

AND:

SOUND TECHNOLOGY, INC. a Nevada Corporation with a registered office at 3110 E. Sunset Road, Suite H-1, Las Vegas, Nevada 89120, U.S.A. (the "Purchaser")

WHEREAS:

A. Raymond is the registered holder and beneficial owner of 33 common shares ("Raymond's Shares") in the capital stock of Audiyo, Inc. ("Audiyo");

B. Simon is the registered holder and beneficial owner of 52 common shares ("Simon's Shares") in the capital stock of Audiyo, Inc. ("Audiyo");

C. Patrick is the registered holder and beneficial owner of 15 common shares ("Patrick's Shares") in the capital stock of Audiyo, Inc. ("Audiyo");

D. The 100 Audiyo shares represent all the issued and outstanding shares of Audiyo, Inc.;

E. Raymond, Simon and Patrick have agreed to sell and the Purchaser has agreed to purchase the 100 Audiyo Shares on the terms and conditions contained in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of USD 10,000 and the premises and mutual agreements and covenants herein contained (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties covenant and agree as follows:

1. Interpretation

1.1 In this Agreement the following words and phrases shall have the following meanings:

(a) "Assets" means all property or assets of any nature or kind, whether real or personal, tangible or intangible, corporeal or incorporeal, and includes any interest therein;

(b) "Closing Date" means the December 31, 2003, or such other date as may be agreed upon in writing by the parties, but in any event no later than ninety (90) days from the date of this Agreement;

(c) "Company Act" means the Ontario Company Act in effect at the date of this Agreement;

(d) "Encumbrances" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever;

(e) "Income Tax Act" means the Income Tax Act of Canada in effect on the date of this Agreement;

(f) "Material Contracts" means those subsisting commitments, contracts, instruments, leases and other agreements, oral or written, entered into by Audiyo, Inc., by which it is bound or to which it or its Assets are subject which have total payment obligations on the part of Audiyo which exceed CDN$1000 per month or are for a term of or in excess of one year;

(g) "Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(h) "Purchase Price" means:

(i) USD$10,000;

1.2 For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) "this Agreement" means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended;

(b) all references in this Agreement to a designated Article, Section, Subsection, paragraph, or other subdivision, or to a Schedule, is to the designated Article, Section, Subsection, paragraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(c) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d) the word "or" is not exclusive and the word "including" is not limiting;

(e) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with generally accepted accounting principles applicable in Canada;

(f) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g) the headings to the Articles and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(h) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(i) the parties acknowledge that this Agreement is the product of arm's length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement;

(j) the representations, warranties, covenants and agreements contained in this Agreement shall not merge at the closing and shall continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement; and

(k) each and every covenant, representation or warranty of the Vendors contained herein shall be a joint and several covenant, representation or warranty of each of the Vendors.

1.3 The following are the schedules to this Agreement:

Schedule A - Shareholders of Audiyo and their Shareholdings

Schedule B - Material Contracts

Schedule C - Equipment and Other Chattels

Schedule D - Domain Names

2. Purchase and Sale of the shares

2.1 Based and relying on the representations and warranties set forth in Articles 3 and 4, the Purchaser agrees to purchase the Audiyo Shares, free and clear of all Encumbrances and the Purchaser agrees to pay the Purchase Price on the terms and conditions set forth herein.

3. Representations and Warranties of the Vendors

3.1 In order to induce the Purchaser to enter into and to consummate the transactions contemplated by this Agreement, the Vendors represent and warrant to the Purchaser as follows:

(a) Audiyo is duly incorporated, validly existing, and in good standing with respect to the filing of annual reports under the Company Act, and has all necessary corporate power, authority and capacity to own its Assets and to carry on its business as presently conducted;

(b) The Vendors own and have good and marketable title to all the Audiyo Shares as the legal and beneficial owner thereof, free of all Encumbrances and all such shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Audiyo;

(c) The Audiyo Shares represent all of the issued and outstanding shares in the capital of Audiyo and no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

(i) to require Audiyo to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Audiyo;

(ii) for the issue or allotment of any unissued shares in Audiyo's capital; or

(iii) to acquire the issued and outstanding shares in Audiyo or any of them;

(d) The Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(e) The Vendors are not "non-residents" of Canada within the meaning of s. 116 of the Income Tax Act; and

(f) This Agreement constitutes a valid and binding obligation of the Vendors. The Vendors are not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery by the Vendors of this Agreement or the performance by the Vendors of any of the terms hereof.

(g) Audiyo has good and marketable title to all of its Assets free and clear of all Encumbrances and none of Audiyo's Assets are in the possession of or under the control of any other person;

(h) Schedule E sets forth a true and complete list of all equipment and other personal property owned by Audiyo and all such equipment and other personal property are owned free and clear of any Encumbrances;

(i) Except for the contracts and agreements listed in Schedule B, Audiyo is not party to or bound by any Material Contract, whether oral or written, and the contracts and agreements listed in Schedule B are all valid and subsisting, in full force and effect and un-amended, no material default exists in respect thereof on the part of Audiyo or, to the best of the knowledge of either of the Vendors, on the part of any of the other parties thereto, the Vendors are not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements, and Schedule B list all the present outstanding Material Contracts entered into by Audiyo in the course of carrying on its business;

(j) Audiyo is not party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement;

(k) there is no action, suit, litigation, arbitration proceeding, governmental proceeding, investigation or claim, including appeals and applications for review, in progress, threatened or pending against, or relating to Audiyo or affecting their Assets or business which might materially and adversely affect the Assets, business, future prospects or financial condition of Audiyo, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Audiyo;

(l) Audiyo:

(i) has duly filed in a timely manner:

A. all federal and provincial income tax returns and election forms and the tax returns of any other jurisdiction required to be filed and all such returns and forms have been completed accurately and correctly in all respects; and

B. all Workers' Compensation Board returns, corporation capital tax returns, goods and services tax returns, provincial sales tax returns, and other reports and information required to be filed with all applicable government authorities, agencies or regulatory bodies;

(ii) has paid all taxes (including all federal, provincial and local taxes, assessments or other imposts in respect of its income, business, or Assets) and all interest and penalties thereon with respect to Audiyo, for all previous years and all required quarterly instalments due for the current fiscal year have been paid;

(iii) has provided adequate reserves for all taxes for the periods covered by, and such reserves are reflected in, the Year End Financial Statements;

and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by Audiyo, nor is there any action, suit, litigation, arbitration, proceeding, governmental proceeding, investigation or claim, including appeals and applications for review, in progress, threatened or pending against or relating to Audiyo or its Assets or business in respect of, or discussions underway with any governmental authority relating to, any such tax or governmental charge or deficiency;

(m) There are no contingent tax liabilities nor any grounds which could prompt a reassessment against Audiyo;

(n) With respect to the goods and services tax under the Excise Tax Act ("GST"):

(i) Audiyo is registered for GST purposes;

(ii) Audiyo does not have any deferred obligations or liabilities under any section of the Excise Tax Act;

(iii) Audiyo has not made a supply of property or service to a Person with whom Audiyo was not dealing at arm's length for proceeds less than the fair market value thereof;

(iv) all GST required to be collected by Audiyo has been collected and all GST amounts required to be remitted to the Receiver General for Canada have been remitted; and

(v) all GST returns and reports of Audiyo required by law to be filed have been filed in a timely manner and are true, complete and correct in all respects.

(o) Audiyo does not have and does not use any service marks, trade names, design marks or trade marks in connection with its business;

(p) Schedule D contains a complete and accurate list of all of the domain names owned by Audiyo and a complete and accurate list of all of the web sites operated by Audiyo;

(q) Schedule E contains a complete and accurate list of all of the computer systems software used by Audiyo in connection with its business;

3.2 All statements contained in any certificate or other instrument delivered by or on behalf of the Vendors pursuant hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations and warranties by the Vendors hereunder.

4. ACKNOWLEDGEMENT, Representations and Warranties of the Purchaser

4.1 In order to induce the Vendors to enter into and to consummate the transactions contemplated by this Agreement the Purchaser represents and warrants to the Vendors that:

(a) The Purchaser is a company duly incorporated, validly existing and in good standing with respect to the filing of annual reports under Chapter 78 of the Nevada Revised Statutes;

(b) The Purchaser has all necessary corporate power, authority and capacity to acquire the Shares and to perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser; and

(c) The Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any of the terms hereof.

4.2 All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement shall be deemed to be representations and warranties by the Purchaser hereunder.

4.3 The Purchaser acknowledges and agrees that the Vendors have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Vendors and that no information which is now known or should be known or which may hereafter become known to any of the Vendors or their professional advisers shall limit or extinguish the right to indemnification hereunder.

5. Closing

5.1 The transactions contemplated by this Agreement shall be completed at 11:00 A.M. on the Closing Date at the offices of the Vendor, or at such other time or at such other location as may be mutually agreed upon in writing by the parties.

6. Expenses

6.1 All costs and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

7. Time

7.1 Time shall be of the essence hereof.

8. Governing Law

8.1 This Agreement shall be governed by and construed in accordance with the law of the province of Ontario and the parties submit and attorn to the jurisdiction of the courts of the province of Ontario.

9. Severability

9.1 If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

10. Entire Agreement

10.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

11. Further Assurances

11.1 The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

12. Enurement

12.1 This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

13. Counterparts

13.1 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement on 31st day of December, 2003.

VENDOR:

AUDIYO, Inc..

Per: /s/ Raymond Li
Raymond Li

Per: /s/ Simon Au
Simon Au

Per: /s/ Patrick Fund
Patrick Fung

PURCHASER:

SOUND TECHNOLOGY, INC.

Per: /s/ Raymond Li
Raymond Li, Chairman

SCHEDULE A

Shareholders of Audiyo Inc. and their Shareholdings

Shareholder	Shares Owned in Audiyo, Inc.
Simon Au	52 Class "A" Common Shares
Raymond Li	33 Class "A" Common Shares
Patrick Fung	15 Class "A" Common Shares

SCHEDULE B

Material Contracts of Audiyo, Inc.

Listed and Attached as Follows

NONE

SCHEDULE C

Equipment and Other Chattels of Audiyo, Inc.

Listed with estimated cash values:

PRODUCT NAME	SUPPLIER PART #	DESCRIPTION	QTY	UOM	Price/Unit US$	Amount USD$
DACT	CT100	Phono Stage Module	1	pc	$ 370.70	$ 370.70
DACT	CT101	Line Stage Module	1	pc	$ 86.30	$ 86.30
DACT	CT102	Power Supply Module	1	pc	$ 163.90	$ 163.90
DACT	CT2-10K-1	Attenuator Mono	4	pc	$ 52.30	$ 209.20
DACT	CT2-20K-1	Attenuator Mono	2	pc	$ 52.30	$ 104.60
DACT	CT2-50K-1	Attenuator Mono	2	pc	$ 52.30	$ 104.60
DACT	CT2-100K-1	Attenuator Mono	4	pc	$ 52.30	$ 209.20
DACT	CT2-10K-2	Attenuator Stereo	6	pc	$ 68.30	$ 409.80
DACT	CT2-20K-2	Attenuator Stereo	1	pc	$ 68.30	$ 68.30
DACT	CT2-50K-2	Attenuator Stereo	6	pc	$ 68.30	$ 409.80
DACT	CT2-100K-2	Attenuator Stereo	4	pc	$ 68.30	$ 273.20
DACT	CT2-10K-4	Attenuator Balance	2	pc	$ 124.40	$ 248.80
DACT	CT2-20K-4	Attenuator Balance	2	pc	$ 124.40	$ 248.80
DACT	CT2-50K-4	Attenuator Balance	1	pc	$ 124.40	$ 124.40
DACT	CT2-100K-4	Attenuator Balance	3	pc	$ 124.40	$ 373.20
DACT	CT2-10K-6	Attenuator AV	1	pc	$ 186.60	$ 186.60
DACT	CT2-100K-6	Attenuator AV	1	pc	$ 186.60	$ 186.60
DACT	CT3-5-4/wire	Selector Switch	4	pc	$ 38.20	$ 152.80
DACT	CT3-5-4/pcb	Selector Switch	2	pc	$ 38.20	$ 76.40
DACT	CT4-25K-2	Balance Control	2	pc	$ 102.20	$ 204.40
DACT	CT4-250K-2	Balance Control	1	pc	$ 102.20	$ 102.20
DACT	CT-knob1/steel	Knob	6	pc	$ 11.00	$ 66.00
DACT	CT-knob2/steel	Knob	2	pc	$ 14.00	$ 28.00
DACT	CT-knob3/steel	Knob	4	pc	$ 17.80	$ 71.20
DACT	CT-knob4/steel	Knob	4	pc	$ 30.80	$ 123.20
DACT	CT-conn1	Connector Kit	12	pc	$ 7.00	$ 84.00
HGA	Golden Standard	RCA Male	8	pc	$ 1.75	$ 14.00
HGA	Rhodium/Silver Standard	RCA Male	20	pc	$ 1.98	$ 39.60
HGA	Gold Locking Barrel	RCA Male	8	pc	$ 3.25	$ 26.00
HGA	Silver Locking Barrel	RCA Male	8	pc	$ 3.25	$ 26.00
HGA	Rhodium/Silver Locking Barrel	RCA Male	20	pc	$ 3.48	$ 69.60
HGA	1/4 Gold Spades	Spade	16	pc	$ 1.48	$ 23.68
HGA	1/4 Silver/Rhodium Spades	Spade	24	pc	$ 1.63	$ 39.12
HGA	LOK Premium Gold Spades	Spade	16	pc	$ 1.75	$ 28.00
HGA	LOK Premium Silver Spades	Spade	16	pc	$ 1.75	$ 28.00
HGA	LOK Premium Rhodium/Silver Spades	Spade	24	pc	$ 1.98	$ 47.52
HGA	Gold Banana Plugs	Banana	16	pc	$ 1.48	$ 23.68
HGA	Silver Banan Plugs	Banana	16	pc	$ 1.48	$ 23.68
HGA	Rhodium/Silver Banana Plugs	Banana	24	pc	$ 1.63	$ 39.12
HGA	Diva	Wire Silver Braid Cable	48	ft	$ 7.70	$ 369.60
HGA	Silver Lace	Wire Silver Braid Cable	30	ft	$ 13.33	$ 399.90
HGA	22 awg	Wire Silver	90	ft	$ 1.68	$ 151.20
HGA	24 awg	Wire Silver	90	ft	$ 1.62	$ 145.80
HGA	26 awg	Wire Silver	90	ft	$ 1.56	$ 140.40
HGA	30 awg	Wire Silver	90	ft	$ 1.53	$ 137.70
HGA	Silver Solder	Solder	273	gram	$ 0.03	$ 7.43
Furutech	FI-15E(G)	AC IEC	8	pc	$ 18.00	$ 144.00
Furutech	FI-20(G)	AC IEC	8	pc	$ 30.00	$ 240.00
Furutech	FI-15ME(G)	AC Male Plug	8	pc	$ 18.00	$ 144.00
Furutech	FI-20M(G)	AC Male Plug	8	pc	$ 30.00	$ 240.00
Techflex	PT2BLK	PET 1/4 Black	1980	ft	$ 0.05	$ 101.38
Techflex	PT2BL	PET 1/4 Blue	1990	ft	$ 0.05	$ 101.89
Techflex	PT2R	PET 1/4 Red	1990	ft	$ 0.05	$ 101.89
Techflex	PT2C	PET 1/4 Clear	1000	ft	$ 0.05	$ 51.20
Techflex	PT2.5BLK	PET 3/8 Black	500	ft	$ 0.09	$ 44.00
Techflex	PT2.5BL	PET 3/8 Blue	476	ft	$ 0.09	$ 41.89
Techflex	PT2.5R	PET 3/8 Red	490	ft	$ 0.09	$ 43.12
Techflex	PT2.5C	PET 3/8 Clear	500	ft	$ 0.09	$ 44.00
Techflex	CH2S	CHROME 1/4	496	ft	$ 0.14	$ 67.46
Techflex	CH2.5S	CHROME 3/8	250	ft	$ 0.15	$ 38.25
Techflex	CH3S	CHROME 1/2	250	ft	$ 0.19	$ 47.25
Techflex	CM205B	REFLEX 1/4 Black	100	ft	$ 0.53	$ 53.10
Techflex	CM205C	REFLEX 1/4 Clear	100	ft	$ 0.53	$ 53.10
Techflex	PT2-R-KIT-BLK	REFLEX Bike Kit Black	5	pc	$ 6.95	$ 34.75
Techflex	PT2-R-KIT-C	REFLEX Bike Kit Clear	3	pc	$ 6.95	$ 20.85
Techflex	PT2-BIKESHOP	REFLEX Bike Shop Kit	1	pc	$ 135.00	$ 135.00
Techflex	HKBM	Hot Knife Bench Mount	1	pc	$ 75.00	$ 75.00
LG	GSHS-1635F-104 BLK	Heat Shrink 1/8 Flexible Black	500	ft	$ 0.07	$ 35.50
LG	GSHS-1635F-104 BLU	Heat Shrink 1/8 Flexible Blue	500	ft	$ 0.07	$ 35.50
LG	GSHS-1635F-104 R	Heat Shrink 1/8 Flexible Red	500	ft	$ 0.07	$ 35.50
LG	GSHS-1635F-106 BLK	Heat Shrink 1/4 Flexible Black	250	ft	$ 0.10	$ 25.88
LG	GSHS-1635F-106 BLU	Heat Shrink 1/4 Flexible Blue	250	ft	$ 0.10	$ 25.88
LG	GSHS-1635F-106 R	Heat Shrink 1/4 Flexible Red	250	ft	$ 0.10	$ 25.88
LG	GSHS-1635F-106 C	Heat Shrink 1/4 Flexible Clear	250	ft	$ 0.10	$ 25.88
LG	GSHS-1635F-107 BLK	Heat Shrink 3/8 Flexible Black	200	ft	$ 0.12	$ 23.30
LG	GSHS-1635F-107 BLU	Heat Shrink 3/8 Flexible Blue	200	ft	$ 0.12	$ 23.30
LG	GSHS-1635F-107 R	Heat Shrink 3/8 Flexible Red	200	ft	$ 0.12	$ 23.30
LG	GSHS-1635F-107 C	Heat Shrink 3/8 Flexible Clear	200	ft	$ 0.12	$ 23.30
LG	GSHS-1635F-108 BLK	Heat Shrink 1/2 Flexible Black	199	ft	$ 0.13	$ 26.37
LG	GSHS-1635F-108 BLU	Heat Shrink 1/2 Flexible Blue	200	ft	$ 0.13	$ 26.50
LG	GSHS-1635F-108 R	Heat Shrink 1/2 Flexible Red	199	ft	$ 0.13	$ 26.37
LG	GSHS-1635F-108 C	Heat Shrink 1/2 Flexible Clear	250	ft	$ 0.13	$ 33.13
LG	GSHS-3635-303 BLK	Heat Shrink 1/2 Dual Wall Black	204	ft	$ 0.52	$ 106.08
LG	GSHS-3635-305 BLK	Heat Shrink 1-1/2 Dual Wall Black	96	ft	$ 1.45	$ 139.20
LG	Neoprene Elastomer-103&203	Heat Shrink 1/2 Neoprene Elastomer	200	ft	$ 0.55	$ 110.00
Cardas	GRCM	RCA Male	12	pc	$ -	$ -
Cardas	SRCA	RCA Male	8	pc	$ -	$ -
Cardas	SLVR	RCA Male	6	pc	$ -	$ -
Cardas	GRS 9R	Spade	8	pc	$ -	$ -
Cardas	GRS R	Spade	24	pc	$ -	$ -
Cardas	CABE	Banana	4	pc	$ -	$ -
Cardas	Rosin Flux	Flux	2	pc	$ -	$ -
Cardas	Solder/R	Solder	435	gram	$ -	$ -
Belden	83802	Wire Coaxial Cable	500	ft	$ -	$ -
Belden	89259	Wire Power Cable	1430	ft	$ -	$ -
Hubbell	HBL8300HI	AC Receptacle	15	pc	$ -	$ -
Hubbell	HBL8215CCN	AC Male Plug	25	pc	$ -	$ -
Misc.	R46-HH	Packaging 4x6 Reclosable Bag	996	pc	$ -	$ -
Misc.	R69-HH	Packaging 6x9 Reclosable Bag	1000	pc	$ -	$ -
Misc.	#000	Packaging 5x8 Bubble Envelope	500	pc	$ -	$ -
Misc.	#2	Packaging 9x13 Bubble Envelope	99	pc	$ -	$ -
Misc.	7x5x5 Box	Packaging 7x5x5 Shipping Box	16	pc	$ -	$ -

						$ 9,059.18

SCHEDULE D

Domain Names Owned by Audiyo, Inc.

Complete list of domain names owned by Audiyo, Inc.

Audiyo.com

SCHEDULE E

Computer Systems Software and Web Sites Owned and Used by Audiyo, Inc.

1. www.audiyo.com

Online retail and information site